SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Second Amended and Restated Credit Agreement (this “Second Amendment”) is effective as of May 21, 2009 (the “Amendment Effective Date”), by and among Teton Energy Corporation, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., a national banking association as Administrative Agent (the “Administrative Agent”), and each of the financial institutions a party hereto as Lenders (hereinafter collectively referred to as the “Lenders”, and individually, a “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of April 2, 2008 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

WHEREAS, pursuant to the Credit Agreement, the Lenders have made revolving credit loans to the Borrower; and

WHEREAS, the parties hereto desire to (a) amend certain terms of the Credit Agreement in certain respects, and (b) reaffirm the Borrowing Base and Conforming Borrowing Base in an amount equal to $20,000,000, continuing until the next redetermination or adjustment of the Borrowing Base and Conforming Borrowing Base thereafter; and

WHEREAS, the Borrower has previously notified the Administrative Agent of the potential sale of a working interest in the Piceance Basin and has entered a Purchase and Sale Agreement dated April 22, 2009 among the Borrower, Teton Piceance LLC and Puckett Land Company (the “Purchase and Sale Agreement”), a true and correct copy of which is attached as Schedule I hereto, pursuant to which the Borrower and Teton Piceance LLC will sell to Puckett Land Company (the “Buyer”) its 12.5% non-operated working interest in certain assets identified in the Purchase and Sale Agreement (the “Subject Property”). The transactions described in this paragraph together with the transactions contemplated by Section 5 and the last sentence of Section 3 of this Second Amendment, in each case which expressly relate to the transactions contemplated by the Purchase and Sale Agreement (including, without limitation, any amendments to, and consents under, the Loan Documents which may be effected by this Second Amendment and actions that the Borrower and the Guarantors are required to take in connection therewith on or before the Subject Transactions Closing Date (as defined below)) are collectively referred to herein as the “Subject Transactions”; and

WHEREAS, the Borrower has requested that the Lenders consent to the consummation of the Subject Transactions, and, in reliance on the representations and warranties of the Borrower contained herein, and subject to the terms, and satisfaction or waiver of the conditions precedent, set forth herein, the Lenders consent to the consummation of the Subject Transactions as provided in Section 3 hereof.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders party hereto hereby agree as follows:

Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Credit Agreement is hereby amended effective as of the Amendment Effective Date in the manner provided in this Section 1.

1.1 Amendments to Definitions. The definitions of “Alternate Base Rate”, “Applicable Margin”, “Loan Documents” and “Permitted Convertible Debt” contained in Section 1.02 of the Credit Agreement shall be amended to read in full as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Margin” “Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Conforming Borrowing Base Utilization Grid below based upon the Conforming Borrowing Base Utilization Percentage then in effect:

Conforming Borrowing Base Utilization Grid

Conforming	<50%	=50% <75%	=75% <90%	=90% <100%	>100% <112.5%	>112.5%
Borrowing Base Utilization Percentage

ABR Loans	1.500%	1.750%	2.000%	2.250%	2.750%	3.250%

Eurodollar Loans	2.500%	2.750%	3.000%	3.250%	3.750%	4.250%

Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Conforming Borrowing Base Utilization Percentage is at its highest level.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Intercreditor Agreement and the Security Instruments.

“Permitted Convertible Debt” means Debt of the Borrower resulting from the single issue of the Borrower’s senior subordinated convertible notes in an aggregate outstanding principal amount not to exceed $25,500,000, and which Debt (a) has a coupon or interest rate not to exceed eleven and one-half percent (11.5%) per annum, (b) shall not mature sooner than the earlier of (i) the Maturity Date, and (ii) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding, and all of the Commitments are terminated, (c) does not provide for or otherwise require any amortization prior to scheduled maturity, (d) is evidenced and governed by an indenture and related documentation containing customary terms and conditions, including, without limitation, covenants and events of default, for senior subordinated convertible notes of like tenor and amount, each of which shall be satisfactory to the Administrative Agent and the Lenders in their sole discretion, and (e) is subject to the Intercreditor Agreement.

1.2 Additional Definitions. Section 1.02 of the Credit Agreement shall be amended to add the following definitions to such Section:

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate, and (ii) two percent (2.00%).

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor and Subordination Agreement dated as of September 19, 2008, among the Administrative Agent, the Borrower, and The Bank of New York Mellon Trust Company, N.A., as representative for the holders of the Permitted Convertible Debt.

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated effective as of May      , 2009, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

1.3 LIBO Rate Amendment. Section 3.02(b), Section 3.02(e), Section 3.03(a), Section 3.03(b), Section 5.01(a)(i) and Section 5.02 are hereby amended to replace all references to “LIBO Rate” with references to “Adjusted LIBO Rate.”

1.4 Amendment to Section 3.02(c). Section 3.02(c) of the Credit Agreement shall be amended to read in full as follows:

“(c) Post-Default Rate. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and including any payments in respect of a Borrowing Base Deficiency under Section 3.04(c), then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.”

1.5 Defaulting Lenders Provision. A new Section 5.06 shall be added to the Credit Agreement as follows:

“Section 5.06 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any LC Exposure exists at the time a Lender becomes a Defaulting Lender, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding; and

(b) the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 5.06(a).”

1.6 Amendment to Financial Statements; Other Information Covenant. Section 8.01 of the Credit Agreement shall be amended to add the following clause (q) to the end thereof:

“(q) as soon as available but in any event within five (5) Business Days after the end of each calendar month and at such other times as may be requested by the Administrative Agent, as of the month (or such other time period as may be requested by the Administrative Agent) then ended, a schedule and aging of the Borrower’s and its Subsidiaries’ accounts payable, delivered in a format acceptable to the Administrative Agent.”

1.7 Amendment to Additional Collateral Covenant. Clause (a) Section 8.14 of the Credit Agreement shall be amended to read in full as follows:

“(a) In connection with each redetermination of the Borrowing Base and, as applicable, Conforming Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 95% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 95% of such total value, then the Borrower shall, and shall cause its Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 95% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).”

1.8 Amendment to Debt Covenant. Clauses (g), (i) and (j) of Section 9.02 of the Credit Agreement shall be amended to read in full as follows:

“(g) Intentionally deleted.”

“(i) Permitted Convertible Debt, the principal amount of which does not exceed $25,500,000.”

“(j) Intentionally deleted.”

1.9 Amendment to Lien Covenant. Clause (d) of Section 9.03 of the Credit Agreement shall be amended to read in full as follows:

“(d) Liens securing Permitted Convertible Debt which are subordinated to the Liens securing the Indebtedness pursuant to the Intercreditor Agreement.”

1.10 Amendment to Swap Agreements Covenant. Section 9.17 of the Credit Agreement shall be amended by inserting the following sentence after the last sentence thereof:

“Further, the Borrower will not, and will not permit any Subsidiary to, terminate any Swap Agreement, now existing or hereafter arising, which has been or will be incorporated into the determination of the Borrowing Base and, as applicable, the Conforming Borrowing Base, without the prior written consent of the Majority Lenders.”

1.11 Amendment to Notices Provision. Clauses (i) and (ii) of Section 12.01(a) of the Credit Agreement shall be amended to read in full as follows:

“(i) if to the Borrower, to it at 600 17th Street, Suite 1600 North, Denver, CO 80202, Attention of Lonnie Brock (Telecopy No. 303.565.4606); with a copy to Gersten Savage LLP, 600 Lexington Avenue, New York, NY 10022, Attention of David Danovitch (Telecopy No. 212.980.5192);”

“(ii) if to the Administrative Agent, to it at 712 Main Street, Floor 12, Houston, Texas 77002, Attention of Ryan Fuessel (Telecopy No. 832.487.1765) with a copy to 10 South Dearborn, Floor 36, Chicago, Illinois 60603, Attention of John Runger (Telecopy No. 312.732.1775); and”

Section 2. Borrowing Base Reaffirmation.

2.1 The Borrowing Base and the Conforming Borrowing Base shall each, pursuant to Section 2.07 of the Credit Agreement, be reaffirmed at $20,000,000, and continuing until the next Scheduled Redetermination, Interim Redetermination or other redetermination of the Borrowing Base and the Conforming Borrowing Base thereafter. The parties agree that the reaffirmation of Borrowing Base and the Conforming Borrowing Base provided herein shall not constitute an Interim Redetermination.

2.2 The parties hereto agree that the Borrowing Base and, as applicable, the Conforming Borrowing Base shall be redetermined on or about August 1, 2009 (or such date promptly thereafter as reasonably possible (i) based on the Reserve Report and such other reports, data and supplemental information delivered to the Administrative Agent by the Borrower and (ii) in accordance with, and consistent with, the provisions of Section 2.07 of the Credit Agreement), and subject to Section 2.07(e) of the Credit Agreement, such redetermined Borrowing Base and, as applicable, Conforming Borrowing Base, shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on August 1, 2009. The Borrower shall furnish to the Administrative Agent a Reserve Report evaluating the Oil & Gas Properties of the Borrower and its Subsidiaries as of June 30, 2009 on or prior to July 15, 2009, to facilitate such redetermination which shall otherwise be conducted in accordance with Section 2.07 of the Credit Agreement. For the avoidance of doubt, this redetermination shall be in addition to any other redetermination required or permitted under the Credit Agreement.

Section 3. Consent to Subject Transactions. The consummation of the Subject Transactions (or certain transactions comprising the Subject Transactions) are, without giving effect to this Second Amendment, prohibited by certain provisions of the Credit Agreement and the other Loan Documents, including, without limitation, Section 9.11 of the Credit Agreement, and the Borrower hereby requests that the Lenders consent to the consummation of the Subject Transactions. In reliance on the representations and warranties of the Borrower contained herein, and subject to the terms, and satisfaction of the conditions precedent, set forth in Section 5 hereof, the Lenders hereby consent to the consummation of the Subject Transactions as of the Subject Transactions Closing Date (hereinafter defined). Effective as of the Subject Transactions Closing Date, the Administrative Agent is hereby authorized and directed to execute and deliver such documents and instruments, including without limitation lien releases, as may be required to release the Liens of the Administrative Agent upon the Subject Property.

Section 4. Borrowing Base Redetermination Upon the Subject Transactions Closing Date. The Borrowing Base and the Conforming Borrowing Base shall each, pursuant to Section 2.07 of the Credit Agreement, be automatically established at $15,000,000 effective as of the Subject Transactions Closing Date without any further action by the Lenders, and continuing until the next Scheduled Redetermination, Interim Redetermination or other redetermination of the Borrowing Base and the Conforming Borrowing Base thereafter. The parties agree that the redetermination of Borrowing Base and the Conforming Borrowing Base provided for in this Section 4 shall not constitute an Interim Redetermination.

Section 5. Effectiveness of Subject Transactions. The consent contained in Section 3 hereof shall be effective as of the date when the following conditions precedent have been satisfied (the “Subject Transactions Closing Date”):

5.1 No Default. No Default or Event of Default shall have occurred which is continuing.

5.2 Payment of Net Cash Proceeds. All of the consideration (net of customary third party out-of-pocket fees and expenses of closing) to be paid to the Borrower and Teton Piceance LLC in connection with the Subject Transactions shall have been directly paid by the Buyer to the Administrative Agent to repay the Borrowings, and such consideration shall be in an amount not less than $7,500,000 in immediately available funds.

5.3 Other Documents. The Subject Transactions shall be consummated on or prior to May 29, 2009 and on the same terms and conditions described in the Purchase and Sale Agreement and the other Purchase Documents (as defined below) (including, without limitation, the Subject Transactions shall be consummated for the consideration set forth therein), and the Administrative Agent shall have received (a) copies of all material agreements evidencing the Subject Transactions, including any and all supplements, amendments or modifications thereto, which documents, and supplements, amendments or modifications (whether characterized as an amendment, modification, waiver, consent or similar document) (collectively, the “Purchase Documents”) shall be certified by the Borrower as true, correct and complete, and all of which agreements shall be reasonably satisfactory to the Administrative Agent in its sole discretion, (b) evidence that (i) the Subject Transactions shall close simultaneously with the occurrence of the Subject Transactions Closing Date, (ii) all conditions precedent to the effectiveness of the Subject Transactions shall have been satisfied or waived to the extent not materially adverse to the interests of the Lenders, (iii) no party to any of the Purchase Documents is in default of its obligations or in breach of any representations or warranties made thereunder and (iv) each representation and warranty made by each party in the Purchase Documents is true and correct on the Subject Transactions Closing Date, and (c) any other documents and information regarding the Subject Transactions reasonably requested by the Administrative Agent.

Section 6. Conditions Precedent to Amendment. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent:

6.1 No Default. No Default or Event of Default shall have occurred which is continuing.

6.2 Security Instruments.

(a) The Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 95% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.

(b) The Administrative Agent shall have received counterparts of a security agreement, duly executed and delivered by the Borrower and the Guarantors, in form and substance satisfactory to the Administrative Agent, pursuant to which the Borrower and the Guarantors will pledge certain personal property assets, all related financing statements, and a customary legal opinion to the extent reasonably requested by the Administrative Agent or its counsel.

6.3 Other Documents. The Administrative Agent shall have been provided with such other documents, instruments and agreements, and the Borrower shall have taken such actions, as the Administrative Agent may reasonably require in connection with this Second Amendment and the transactions contemplated hereby.

6.4 Fees and Expenses. The Borrower shall have paid all reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent incurred, to the extent the same have been invoiced and sent to the Borrower on or prior to the Amendment Effective Date, including all such out-of-pocket fees and expenses incurred in connection with the preparation, negotiation and execution of this Second Amendment and any other Loan Documents to be executed and delivered in connection therewith and any and all fees payable to Administrative Agent or the Lenders pursuant to or in connection with this Second Amendment in consideration for the agreements set forth herein.

Section 7. Representations and Warranties of the Borrower. To induce the Lenders and the Administrative Agent to enter into this Second Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

7.1 Purchase Documents. Attached hereto as Schedule I hereto are full, true and correct copies of the Purchase and Sale Agreement and all other Purchase Documents in existence on the Amendment Effective Date. No material rights or obligations of any party to any of the Purchase Documents have been waived and no party to any of the Purchase Documents is in default of its obligations or in breach of any representations or warranties made thereunder. Each of the Purchase Documents is a valid, binding and enforceable obligation of each party thereto in accordance with its terms and is in full force and effect. Each representation and warranty made by each party in the Purchase Documents is true and correct on the date hereof.

7.2 Reaffirm Existing Representations and Warranties. Except for the representations and warranties made in Sections 7.04(b) and 7.22, each representation and warranty of the Borrower and its Subsidiaries contained in the Credit Agreement and the other Loan Documents is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof.

7.3 Due Authorization; No Conflict. The execution, delivery and performance by the Borrower of this Second Amendment are within the Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien upon any of the assets of the Borrower or any of its Subsidiaries.

7.4 Validity and Enforceability. This Second Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

7.5 No Default or Event of Default. No Default or Event of Default has occurred which is continuing.

7.6 NO CLAIMS. THE BORROWER AND EACH GUARANTOR REPRESENT AND WARRANT THAT IT HAS NO CLAIMS (AS THE TERM IS DEFINED IN THIS PARAGRAPH), DEFENSES, OFFSETS, OR COUNTERCLAIMS OF ANY NATURE WHATSOEVER AGAINST THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE LENDERS AND THEIR RESPECTIVE PREDECESSORS, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”). IT IS THE INTENTION OF THE PARTIES THAT THE LENDER-RELATED PARTIES HAVE NO LIABILITY TO THE BORROWER OR ANY GUARANTOR BY REASON OF ANYTHING OCCURRING PRIOR TO THE DATE OF THIS SECOND AMENDMENT RELATING TO CLAIMS COVERED BY THIS SECOND AMENDMENT. ACCORDINGLY, THIS SECOND AMENDMENT IS MADE TO COMPROMISE, RESOLVE, SETTLE, DISCHARGE, AND TERMINATE ALL ACTUAL AND POTENTIAL CLAIMS OF THE BORROWER AND THE GUARANTORS BY REASON OF ANYTHING OCCURRING PRIOR TO THE DATE OF THIS SECOND AMENDMENT RELATING TO CLAIMS COVERED BY THIS SECOND AMENDMENT. THE TERM “CLAIMS” AS USED IN THIS SECOND AMENDMENT MEANS ALL ACCOUNTS, AGREEMENTS, AVOIDANCE ACTIONS, BILLS, BONDS, CAUSES, CAUSES OF ACTION, CHARGES, CLAIMS, COMPLAINTS, CONTRACTS, CONTROVERSIES, COSTS, COUNTERCLAIMS, DAMAGES, DEBTS, DEMANDS, EQUITABLE PROCEEDINGS, EXECUTIONS, EXPENSES, LEGAL PROCEEDINGS, LIABILITIES, LOSSES, MATTERS, OBJECTIONS, OBLIGATIONS, ORDERS, PROCEEDINGS, RECKONINGS, REMEDIES, RIGHTS, SETOFF, SUITS, SUMS OF MONEY, OF EVERY SORT AND DESCRIPTION, INCLUDING BUT NOT LIMITED TO BREACH OF CONTRACT, BREACH OF ANY SPECIAL RELATIONSHIP, BREACH OR ABUSE OF ANY FIDUCIARY DUTY, CONCEALMENT, CONFLICTS OF INTEREST, CONSPIRACY, COURSE OF CONDUCT OR DEALING, DEBT RECHARACTERIZATION, DECEIT, DECEPTIVE TRADE PRACTICES, DEEPENING INSOLVENCY, DEFAMATION, CONTROL, DISCLOSURE, DURESS, ECONOMIC DURESS, EQUITABLE SUBORDINATION, FRAUD, FRAUDULENT CONVEYANCE, FRAUDULENT TRANSFER, GROSS NEGLIGENCE, INSOLVENCY LAW VIOLATIONS, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, MISREPRESENTATION, MISUSE OF INSIDER INFORMATION, NEGLIGENCE, OBLIGATION OF FAIR DEALING, OBLIGATION OF GOOD FAITH AND FAIR DEALING, OBLIGATION OF GOOD FAITH, PREFERENCE, SECRECY, SECURITIES AND ANTITRUST LAWS VIOLATIONS, SUBSTANTIVE CONSOLIDATION, TYING ARRANGEMENTS, UNCONSCIONABILITY, USURY, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES, WRONGFUL SETOFF, WHETHER DIRECT AND INDIRECT, FIXED OR CONTINGENT, KNOWN OR UNKNOWN, WHETHER SOUNDING IN TORT, OR BROUGHT UNDER CONTRACT OR STATUTE, AT LAW OR IN EQUITY, WHETHER OR NOT LIQUIDATED, WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS SECOND AMENDMENT AND WHICH WERE IN ANY MANNER RELATED TO ANY OF THE LOAN DOCUMENTS OR THE ENFORCEMENT OR ATTEMPTED ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR THE LENDERS OF RIGHTS, REMEDIES OR RECOURSES RELATED THERETO. TO THE EXTENT THAT ANY CLAIMS, DEFENSES, OR OFFSETS EXIST AS OF THE DATE HEREOF, THEY ARE HEREBY WAIVED AND RELEASED BY THE BORROWER AND EACH GUARANTOR IN CONSIDERATION OF THE LENDERS’ EXECUTION OF THIS SECOND AMENDMENT. THE BORROWER AND EACH GUARANTOR REPRESENT AND WARRANT THAT IT HAS NOT ASSIGNED ANY CLAIMS, OFFSETS OR DEFENSES TO ANY PERSON, INDIVIDUAL AND/OR ENTITY.

Section 8. Miscellaneous.

8.1 Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness after giving effect to this Second Amendment.

8.2 RELEASE OF CLAIMS; COVENANT NOT TO SUE. THE BORROWER AND EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE, REMISE, ACQUIT, AND FULLY AND FOREVER RELEASE AND DISCHARGE THE LENDER-RELATED PARTIES FROM ANY AND ALL CLAIMS WHICH THE BORROWER OR ANY GUARANTOR EVER HAD OR NOW HAVE AGAINST THE LENDER-RELATED PARTIES. THE BORROWER AND EACH GUARANTOR COVENANT AND AGREE NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, FOMENT, PROSECUTE OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE LENDER-RELATED PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE CLAIMS WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS SECOND AMENDMENT AND WERE IN ANY MANNER RELATED TO ANY OF THE LOAN DOCUMENTS. WITHOUT IN ANY WAY MODIFYING OR LIMITING THE FOREGOING, AND IN ADDITION TO THE FOREGOING, THE BORROWER AND EACH GUARANTOR HEREBY INCORPORATE INTO THIS SECOND AMENDMENT, RESTATE, ACKNOWLEDGE, AFFIRM AND AGREE TO EVERY WAIVER AND RELEASE OF ANY CLAIMS AS SET FORTH IN THE LOAN DOCUMENTS AS IF THE SAME WERE SET FORTH HEREIN.

8.3 Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

8.4 Legal Expenses. The Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.

8.5 Counterparts. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Second Amendment until the Borrower, the Administrative Agent and all Lenders have executed a counterpart. Facsimiles or other electronic transmission shall be effective as originals.

8.6 Complete Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

8.7 Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.

8.8 Effectiveness. This Second Amendment shall be effective automatically and without necessity of any further action by the Borrower, the Administrative Agent or the Lenders when counterparts hereof have been executed by the Borrower, the Administrative Agent and all Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.

8.9 Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the state of Texas.

8.10 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Second Amendment, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective Responsible Officers on the date and year first above written.

[Signature pages to follow]

BORROWER: TETON ENERGY CORPORATION
By:

Lonnie R. Brock, Executive Vice President and Chief Financial Officer

Each of the undersigned (i) consent and agree to this Second Amendment and each of the terms and provisions contained herein, and (ii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

ACKNOWLEDGED AND AGREED TO BY:
GUARANTORS:	TETON NORTH AMERICA LLC

By:

Lonnie R. Brock, Executive Vice President and Chief Financial Officer

TETON PICEANCE LLC

By:

Lonnie R. Brock, Executive Vice President and Chief Financial Officer

TETON DJ LLC

By:

Lonnie R. Brock, Executive Vice President and Chief Financial Officer

TETON WILLISTON LLC

By:

Lonnie R. Brock, Executive Vice President and Chief Financial Officer

TETON BIG HORN LLC

By:

Lonnie R. Brock, Executive Vice President and Chief Financial Officer

TETON DJCO LLC

By:

Lonnie R. Brock, Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT/LENDER:	JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and a Lender	By:

Ryan Fuessel, Senior Vice President

SYNDICATION AGENT/LENDER:	ROYAL BANK OF CANADA,

as Syndication Agent and a Lender	By:

Name:

Title:

LENDER:	GUARANTY BANK AND TRUST COMPANY,

as a Lender	By:

Name:

Title:

LENDER:	U.S. BANK NATIONAL ASSOCIATION,

as a Lender	By:

Name:

Title:

SCHEDULE I
Purchase and Sale Agreement
[See Attached]